EXHIBIT 23.2
Consent of PricewaterhouseCoopers LLP

EXHIBIT 23.2
Consent of PricewaterhouseCoopers LLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of PLATO Learning, Inc., which appears in PLATO Learning, Inc.’s Annual Report on Form 10-K for the year ended October 31, 2005.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, MN
March 8, 2006